Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of the 12th day of July, 2011, is made by and between BCL ECLIPSE, LLC, a Delaware limited liability company (“Lender”), and COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company (“Borrower”).

RECITALS

A. Borrower desires to obtain a loan to refinance all of the condominium units owned by Borrower (the “Units”) and appurtenant undivided percentage interests in the common elements (the “Common Elements”) in the condominium known as The Eclipse on Center Park (the “Condominium”) located at 3600 and 3650 South Glebe Road, Arlington, Virginia and more particularly described in Exhibit A attached hereto (the “Property”).

B. Lender is willing to make a loan to Borrower in the principal amount of Thirteen Million Seven Hundred Eighty-Nine Thousand One Hundred Sixty Dollars ($13,789,160) (the “Loan”) on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

For and in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Lender and Borrower agree as follows:

SECTION ONE

THE LOAN

1.1 Advance. Upon the satisfaction of the conditions precedent set forth in Section 3, Lender shall advance the Loan to Borrower by wire transfer in immediately available funds to an account or accounts designated by Borrower.

1.2 Note. The Loan will be evidenced by a Deed of Trust Note made by Borrower payable to the order of Lender (as the same may be further amended, renewed, restated, supplemented or substituted from time to time, the “Note”).

1.3 Use of Proceeds. The proceeds of the Loan will be used (i) to pay off the outstanding principal amount and any accrued and unpaid interest, fees, and other charges under the Deed of Trust Note dated January 27, 2011 made by Borrower and payable to the order of EagleBank, and (ii) for general corporate purposes. For the avoidance of doubt, general corporate purposes do not include (i) prepayment of debt or making of any other debt payments other than regular debt payments scheduled as of the closing of the Loan, except as otherwise expressly permitted in the Loan Documents (as defined in Section 3.1(a)); (ii) payment of employee compensation or rent accrued for more than 30 days as of the closing of the Loan, provided however, such payments shall not be prohibited if (x) they are repaid from the proceeds of the Balfour Judgment or the sale or refinance of the project owned by Comstock Cascades II, L.C. (“Cascades”) and (y) the aggregate outstanding indebtedness of Borrower and its affiliates to Lender and its affiliates divided by the sum of (1) the appraised value of the Units as set forth in the Note that are encumbered by the Deed of Trust and (2) the agreed upon appraised value of other real property owned by Borrower or any of its affiliates that are encumbered by a mortgage, deed of trust, or deed to secure debt securing any indebtedness to Lender or any of its affiliates (the “Aggregate LTV”) is equal to or less than fifty percent (50%); (iii) payment of any operating and capital expenses outside the ordinary course of business without the prior written approval of Lender, which approval shall be granted or withheld in Lender’s sole and absolute discretion; and (iv) payment of dividends or similar forms of distributions before the Loan is repaid in full without the prior written approval of Lender, which approval shall be granted or withheld in Lender’s sole and absolute discretion.

1.4 Guaranty. Comstock Homebuilding Companies, Inc., a Delaware corporation (“Comstock”), and Comstock Emerald Farm, L.C., a Virginia limited liability company (together, “Guarantors”) shall jointly and severally guaranty the payment and performance of Borrower’s obligations, covenants and agreements under the Loan Documents (hereinafter defined), which guaranty shall, be secured by a first priority perfected security interest in all of Guarantors’ unencumbered assets as more particularly set forth in a guaranty, pledge and security agreement made by Guarantors in favor of Lender (the “Guaranty”).

1.5 Term. The Note shall mature upon the date that is thirty-six (36) months after the date of closing on the Loan (the “Maturity Date”).

1.6 Fees. Borrower shall pay Lender a fee of one percent (1%) of the principal amount of the Loan, which fee shall be payable in full upon closing of the Loan.

1.7 Security. The Loan shall be secured by, among other things, the following:

(i)	the Guaranty;

(ii)	a first lien Deed of Trust, Security Agreement and Fixture Filing made by Borrower for the benefit of Lender (as amended, restated, supplemented or substituted, the “Deed of Trust”) on the Property;

(iii)	an Assignment of Leases and Rents made by Borrower for the benefit of Lender (as amended, restated, supplemented or substituted, the “Leases Assignment”) on the Property;

(iv)	an Assignment of Sales Contracts and Deposits made by Borrower for the benefit of Lender (as amended, restated, supplemented or substituted, the “Contracts Assignment”);

(v)	an Environmental Indemnity Agreement made by Borrower and Guarantors for the benefit of Lender (as amended, restated, supplemented or substituted, the “Environmental Indemnity”);

(vi)	a Collateral Assignment of Judgment Rights with respect to the judgment in favor of Borrower against Balfour Beatty Construction, LLC (the “Balfour Judgment”) made by Borrower for the benefit of Lender (as amended, restated, supplemented or substituted, the “Collateral Assignment”);

(vii)	UCC-1 Financing Statements (as amended, restated, supplemented or substituted, the “Financing Statements”).

1.8 Stonehenge Subordination Agreement. It is understood and acknowledged that Stonehenge Funding, L.C. (“Stonehenge”) made a loan to Comstock (the “Stonehenge Loan”) pursuant to a Second Amended and Restated Indenture dated February 12, 2010 by and between Comstock and Comstock Asset Management, L.C. and evidenced by a promissory in the original principal amount of $4,500,000. Guarantor shall cause Stonehenge to execute and deliver at the closing of the Loan a subordination agreement in substantially the same form as attached as Exhibit B (the “Subordination Agreement”).

1.9 Warrant Issuance. Upon the closing of the Loan, Comstock shall issue 1,000,000 warrants for its common stock to BridgeCom Development I, LLC, an affiliate of Lender, which warrants will be exercisable as set forth in a common stock warrant (the “Warrant”) in accordance with the terms and conditions set forth therein.

SECTION TWO

PAYMENTS, ETC.

2.1 Payments; Prepayments. Payments of principal, including mandatory prepayments, and interest with respect to the Loan shall be due and payable as set forth in the Note. All payments due under the Loan Documents shall be made in immediately available funds to Lender at such place as designated by Lender from time to time. Payments shall be applied, at Lender’s sole discretion: (i) first, to payment of accrued and unpaid interest, if any; (ii) second, to payment of any principal then due, if any; (iii) third to late charges, if any; (iv) fourth, to reasonable attorneys’ fees and costs of collection; and (v) fifth, to reduce the outstanding principal balance of the Note until such principal shall have been fully repaid. All payments hereunder shall be made without offset, demand, counterclaim, deduction, abatement, defense, or recoupment, each of which Borrower hereby waives. The terms and conditions of optional prepayments are as set forth in the Note.

2.2 Late Charges. If any payment due under the Note is not made within ten (10) days following its due date, Borrower shall pay to Lender upon demand a late charge equal to five percent (5%) of the amount of such payment.

2.3 Default Rate. After an Event of Default (hereinafter defined), the interest which accrues on the Note shall be increased to the Default Rate (as defined in the Note).

2.4 Computations. Interest and fees on the Loan shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed.

2.5 Indebtedness. As used in this Agreement, the term “Indebtedness” means all present and future indebtedness of Borrower to Lender arising out of or in connection with the Note or any of the other Loan Documents.

SECTION THREE

CONDITIONS

3.1 Conditions Precedent to Closing. In addition to any other conditions stated in this Agreement, the following conditions must be satisfied prior to Lender closing on the Loan:

(a) Loan Documents. Receipt by Lender of appropriately completed and duly executed originals of this Agreement, the Note, the Guaranty, the Deed of Trust, the Leases Assignment, the Contracts Assignment, the Environmental Indemnity, the Collateral Assignment, and the Financing Statements, all as Lender may require (collectively with any other documents executed and delivered evidencing the Indebtedness, the “Loan Documents”) along with delivery of the fully executed Subordination Agreement, Warrant, and ROFR Agreement (as defined in Section 5.20(a));

(b) Organizational Documents. Borrower shall provide to Lender: (i) a currently certified copy of its articles of organization and all amendments thereto; (ii) evidence satisfactory to Lender and its counsel that it is in good standing in the jurisdiction where organized and qualified to do business in every jurisdiction in which the nature of its businesses or its properties makes such qualification necessary; (iii) resolutions authorizing the due execution and delivery of the Loan Documents to which it is a party and (iv) certified copies of its operating agreement and all amendments thereto. Each Guarantor shall provide to Lender: (i) a currently certified copy of its articles or certificate of incorporation or organization, as applicable, and all amendments thereto; (ii) evidence satisfactory to Lender and its counsel that it is in good standing in the jurisdiction where organized and qualified to do business in every jurisdiction in which the nature of its businesses or its properties makes such qualification necessary; (iii) resolutions authorizing the due execution and delivery of the Loan Documents to which it is a party and a certificate of incumbency and (iv) certified copies of its bylaws or operating agreement, as applicable, and all amendments thereto (all of the foregoing, collectively, the “Organizational Documents”).

(c) Opinion. Receipt by Lender of the opinion of the counsel for Borrower and Guarantors, in form and content satisfactory to Lender, in its sole, but reasonable, discretion.

(d) Insurance. Receipt by Lender of certificate(s) of insurance to evidence a fully paid policy or policies of comprehensive public liability insurance naming Lender as an additional insured thereunder in an amount not less than Two Million Dollars ($2,000,000) in the aggregate, with not less than One Million Dollars ($1,000,000) per occurrence; in any event, the amount of all insurance shall be sufficient to prevent any co-insurance contribution on any loss, with each policy providing for a thirty (30) day prior written notice of cancellation, amendment or alteration; together with the insurance required pursuant to Section 2.3 of the Deed of Trust.

(e) Financing Statements. The financing statements necessary to perfect Lender’s security interest in the personal property subject to the Deed of Trust and the personal property subject to the Guaranty, and in any other collateral requiring filing of a financing statement for perfection of a lien thereon, shall be duly filed, and Borrower and Guarantors each hereby consent to and authorize such filing, in all appropriate offices and jurisdictions. All other financing statements covering any of such personal property shall be terminated or Lender shall be reasonably satisfied that such terminations are forthcoming, and filing and recording receipts evidencing such filings and terminations shall be delivered to Lender, all in form and substance satisfactory to Lender.

(f) Property Documents. Lender shall have received and approved, in its sole discretion, the following:

(1) Appraisal. An appraisal of the Property prepared by an appraiser acceptable to Lender, in form and content acceptable to Lender, conforming to all regulatory and internal appraisal guidelines applicable to or established by Lender, in its sole, absolute, nonreviewable discretion, reflecting an “as is” value and a “discounted cash flow value” satisfactory to Lender (the “Appraisal”), such Appraisal having been received and previously approved by Lender. For the avoidance of doubt; Borrower acknowledges that the gross appraised value to be used to calculate any mandatory prepayment under Section 4(a) of the Note is as set forth in Schedule 4(a) to the Note and not as set forth in the Appraisal;

(2) Title Insurance. A commitment for title insurance (the “Title Commitment”) insuring the first priority lien of the Deed of Trust, containing no exceptions unacceptable to Lender, issued in the name of Lender by a title company acceptable to Lender and in an amount equal to the principal amount of the Note. Such Title Commitment and the title policy issued pursuant thereto (the “Title Policy”) shall reflect that all requirements for the issuance of the Title Policy have been satisfied, and shall contain such other endorsements or coverages as Lender may require;

(3) Condominium Documents. Copies of all condominium documents and all amendments thereto with respect to the Property, including without limitation the plats and plans, declaration, bylaws, rules and regulations, current condominium operating budget, and any notices of special assessment (collectively, the “Condominium Documents”);

(4) Environmental Audit. A Phase I environmental audit of the Property prepared by an environmental consulting firm acceptable to Lender, in its sole discretion, confirming that the Property is in compliance with all applicable environmental laws;

(5) Flood Hazard. Evidence that no part of the building(s) in which the Units are located is located in a special flood hazard area;

(6) Zoning. Receipt by Lender of a zoning endorsement to the Title Policy acceptable to Lender or such other written evidence as is acceptable to Lender that the Property is zoned consistent with the uses contemplated;

(7) Leases; Sales Agreements. Copies of all existing leases and sales agreements with respect to the Property, if any, together with (i) such information regarding pre-qualification and deposit as may be in Borrower’s possession or control and (ii) a proposed form of lease and form of sales agreement for future leases and sales;

(8) Management Agreements. Copies of all management agreements with respect to the Property;

(9) Certificates of Occupancy. Copies of all certificates of occupancy with respect to the Property;

(10) Service Contracts. Copies of all service contracts related to the Property;

(11) Licenses and Permits. Copies of all licenses and permits related to the Property;

(12) Rent Roll. Certified rent roll for the Property as of the date of the closing of the Loan; and

(13) Tax Bills. Copies of all real estate tax bills with respect to the Property during the two-year period prior to closing of the Loan.

(g) No Default. No event shall have occurred and be continuing that constitutes an Event of Default (as defined below).

(h) Representations. All representations and warranties contained in this Agreement shall be true and correct in every material respect as of the date of closing.

(i) Fees and Expenses. Borrower shall pay in full all fees and charges incurred by Lender in the procuring and making of the Loan, including without limitation, the reasonable fees and disbursements of Lender’s attorneys, charges for the Appraisal, fees and expenses relating to examination of title, title insurance premiums, surveys, and document recording, documentary, transfer or other similar taxes and revenue stamps, and Lender’s loan fees.

(l) Satisfactory Documents and Other Matters. All documents delivered pursuant to this Agreement must be in form and substance satisfactory to Lender and its counsel, and all legal matters incident to this Agreement must be satisfactory to Lender’s counsel.

SECTION FOUR

REPRESENTATIONS AND WARRANTIES

In order to induce Lender to extend credit to Borrower, Borrower and each Guarantor make the following representations and warranties as to itself as applicable:

4.1 Organization. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and is duly qualified as a foreign limited liability company and in good standing under the laws of each other jurisdiction in which such qualification is required. Each Guarantor is a corporation or a limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware or the Commonwealth of Virginia, as applicable, and is duly qualified as a foreign corporation or limited liability company, as applicable, and in good standing under the laws of each other jurisdiction in which such qualification is required.

4.2 Execution and Delivery. Borrower and each Guarantor has the power, and has taken all the necessary actions, to execute and deliver and perform its respective obligations under the Loan Documents, and the Loan Documents, when executed and delivered, will be binding obligations of Borrower enforceable in accordance with their respective terms.

4.3 Power and Authority. Borrower and each Guarantor has the power and authority to own its properties and to carry on its business as now being conducted.

4.4 Financial Statements. All financial statements and information delivered to Lender by Borrower or any Guarantor are correct and complete in all material respects, and present fairly the financial conditions, and reflect all known liabilities, contingent and otherwise, of Borrower and Guarantors as of the dates of such statements and information, and since such dates no material adverse change in the assets, liabilities, financial condition, business or operations of Borrower or any Guarantor has occurred.

4.5 Taxes. All tax returns and reports of Borrower and Guarantors required by law to be filed have been duly filed, and all taxes, assessments, other governmental charges or levies (other than those presently payable without penalty or interest and those that are being contested in good faith in appropriate proceedings) upon Borrower or any Guarantor and upon any of its properties, assets, income or franchises, that are due and payable have been paid.

4.6 Litigation. There is no action, suit or proceeding pending or, to the knowledge of Borrower or any Guarantor, threatened against or affecting Borrower or any Guarantor that, either in any case or in the aggregate, may result in any material adverse change in the business, properties or assets or in the condition, financial or otherwise, of Borrower or any Guarantor, or that may result in any material liability on the part of Borrower or any Guarantor that would materially and adversely affect the ability of Borrower or any Guarantor to perform its and/or their obligations under the Loan Documents, or that questions the validity of any of the Loan Documents or any action taken or to be taken in connection with the Loan Documents.

4.7 No Breach. The execution and delivery of the Loan Documents, and compliance with the provisions of the Loan Documents, will not conflict with or violate any provisions of law or conflict with, result in a breach of, or constitute a default under the Organizational Documents, any judgment, order or decree binding on Borrower or any Guarantor, or any other agreements to which Borrower or any Guarantor is a party.

4.8 No Defaults. Except for Existing Debt identified on Schedule 4.14(a) which is subject to a forbearance agreement that remains in good standing, and to the best of Borrower’s and Guarantors’ knowledge, neither Borrower nor any Guarantor is in default with respect to any debt, direct or indirect, or with respect to the Condominium Documents.

4.9 Compliance. Borrower and each Guarantor is in compliance in all material respects with all applicable laws and regulations, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

4.10 Approvals. No authorizations, approvals or consents of, and no filings and registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance of the Loan Documents by Borrower or any Guarantor.

4.11 Title to Assets. Borrower and each Guarantor has good and marketable title to all of its assets, subject only to the liens and security interests permitted by this Agreement.

4.12 Use of Proceeds. The proceeds of the Loan shall be used only for the purposes set forth in Section 1.3 of this Agreement. The proceeds of the Loan shall not be used to purchase or carry any margin stock, as such term is defined in Regulations U and X of the Board of Governors of the Federal Reserve System.

4.13 Perfection and Priority. When the Loan is advanced, Lender shall have a valid, enforceable and perfected security interest in the Security Property (as defined in the Deed of Trust) and the Collateral (as defined in the Guaranty), subject only to liens permitted by Lender.

4.14 Outstanding Debt; Accrued Obligations. As of the closing, (i) Borrower will have no outstanding debt other than the Loan, and (ii) no Guarantor will have any outstanding debt other than the debt set forth on Schedule 4.14(a) attached hereto (the “Existing Debt”). As of the closing, Borrower and Guarantors have no accrued rent or employee compensation other than as set forth on Schedule 4.14(b) attached hereto.

4.15 Capitalization.

(a) The authorized capital stock of Comstock consists of 77,266,500 shares of Class A common stock and 2,733,500 shares of Class B common stock and 50,000 shares of preferred stock. As of the date of this Agreement, 17,220,462 shares of Class A Common Stock were issued and outstanding, and the following are unexercised shares: 1,370,515 shares of restricted stock, 662,500 shares in options, and 489,479 shares in warrants (excluding the Warrant).

(b) Comstock owns 100% of the membership interests in the other Guarantor.

4.16 Solvency. Both immediately before and immediately after the closing of the Loan (a) the fair value of the assets of Borrower and each Guarantor will exceed its debts and liabilities, subordinated, contingent or otherwise; and (b) Borrower and each Guarantor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become due.

4.17 Intellectual Property. None of the execution, delivery or performance of this Agreement and the other Loan Documents will alter, impair or otherwise affect or require the consent, approval or other authorization of any other person in respect of any right of Borrower or any Guarantor in any intellectual property.

4.18 Disclosure. The representations and warranties made in this Agreement and all other documents furnished to Lender by Borrower or any Guarantor in connection with this Agreement or any transaction contemplated hereby, and in all materials furnished by Borrower or any Guarantor to Lender in connection with the Loan, (i) do not and will not contain, at the time furnished, any untrue statement of a material fact, and (ii) do not and will not omit, at the time furnished, any material fact necessary in order to make them not misleading.

SECTION FIVE

COVENANTS OF BORROWER AND GUARANTORS

In consideration of credit extended or to be extended by Lender, Borrower and each Guarantor covenants and agrees as follows:

5.1 Financial Information. Borrower and each Guarantor shall deliver to Lender: (i) each year within ninety (90) days after the close of its fiscal year, financial statements prepared in accordance with generally accepted accounting principles consistently applied, certified as true and correct by an officer of each such entity; (ii) each year within thirty (30) days after filing with the Internal Revenue Service, a copy of each such entity’s federal income tax return and all schedules thereto and (iii) promptly following Lender’s request, such financial and other information with respect to such entity and the Property as Lender reasonably may require from time to time. All financial statements shall be in such reasonable detail and shall be accompanied by such certificates of Borrower or such Guarantor, as applicable, as may be reasonably required by Lender.

5.2 Taxes. Borrower and each Guarantor shall timely file all tax returns and reports required by law to be filed, and timely pay all taxes, assessments, other governmental charges or levies upon itself and upon any of its properties, assets, income or franchises.

5.3 Compliance with Laws. Borrower and each Guarantor shall comply with all applicable laws and regulations, including, without limitation, ERISA.

5.4 Maintain Existence, Properties, Insurance and Business; Organizational Documents. Borrower and each Guarantor shall maintain its existence in good standing, maintain and keep its properties in good condition (ordinary wear and tear, fire or other casualty excepted), and maintain adequate insurance for all of its properties with financially sound and reputable insurers. Borrower and each Guarantor shall remain in the same line of business as it is in on the date of this Agreement and shall not enter into any new lines of business without the prior written consent of Lender. The Organizational Documents of Borrower and of each Guarantor shall not be amended, changed or modified in any respect without prior written consent of Lender; provided, however, that on the condition that Lender is given thirty (30) days’ advance written notice, Lender hereby consents to Comstock’s change in corporate domicile from Delaware to Virginia and all amendments to its organizational documents as are reasonably required to effect such change in domicile subsequent to the closing of the Loan; provided further that UCC-1 financing statements shall be filed in the changed domicile at the cost and expense of the Comstock.

5.5 Notices. As soon as it has actual knowledge, Borrower and each Guarantor shall notify Lender of the institution or threat of any material litigation or condemnation or administrative proceeding of any nature involving Borrower or any Guarantor.

5.6 Books and Records. Borrower and each Guarantor shall maintain complete and accurate books of account and records. The principal books of account and records for Borrower and each Guarantor shall be kept and maintained at 11465 Sunset Hills Road, 4th Floor, Reston, VA 20190. Neither Borrower nor any Guarantor shall remove such books of account and records without giving Lender at least thirty (30) days’ prior written notice. Borrower and each Guarantor, upon reasonable notice from Lender, shall permit Lender, or any officer, employee or agent designated by Lender, to examine its books of account and records, and each agree that Lender or such officer, employee or agent may audit and verify such books of account and records. Borrower and each Guarantor shall reimburse Lender for any reasonable expenses incurred by Lender in connection with any audits of its books of account and records. All books of account maintained Borrower and each Guarantor shall be maintained and prepared in accordance with generally accepted accounting principles consistently applied.

5.7 Liens. Neither Borrower nor any Guarantor shall create, incur, assume or permit to exist any mortgage, deed of trust, assignment, pledge, lien, security interest, charge or encumbrance, including, without limitation, the right of a vendor under a conditional sale contract or the lessor under a capitalized lease (collectively, the “Liens”) of any kind or nature in or upon any of its assets, except:

(a) Liens created or deposits made that are incidental to the conduct of its business, that are not incurred in connection with any borrowing or the obtaining of any credit and that do not and will not interfere with the use by Borrower or any Guarantor, as applicable, of any of its assets in the normal course of its business or materially impair the value of such assets for the purpose of such business;

(b) Liens created in connection with project-level financing by Comstock or its affiliate of projects other than the Condominium; and

(c) Liens securing the Indebtedness;

provided, however, that, no Guarantor shall be required to comply with this Section 5.7 while the Aggregate LTV is equal to or less than fifty percent (50%).

5.8 Debt.

(a) Without the prior written consent of Lender, neither Borrower nor any Guarantor shall incur or permit to exist any debt for borrowed funds, the deferred purchase price of goods or services or capitalized lease obligations, except for (i) trade debt incurred in the ordinary course of business, (ii) debt incurred in connection with project level financing by Comstock or its affiliate of projects other than the Condominium, (iii) the Existing Debt, and (iv) the Indebtedness.

(b) Other than principal and interest payments due and owing under the Revolving Line of Credit Note dated February 22, 2006 in the original principal amount of Fifteen Million Dollars ($15,000,000) made by Comstock payable to the order of Bank of America, N.A., any unsecured loan hereafter extended to Borrower or any Guarantor by a third party and any secured or unsecured loan extended to Borrower or any Guarantor by a director or officer of Borrower or any Guarantor, or any entity under the control of a director or officer of Borrower or any Guarantor, shall be subject to a subordination agreement in substantially the same form as attached as Exhibit B.

(c) Except for the Indebtedness, no other indebtedness of Borrower or any Guarantor may be prepaid in whole or in part other than the Loan during the Term; provided that Comstock may prepay the following with Lender’s prior written consent:

(i) Subordinated Deficiency Note dated September 21, 2009 in the original principal amount of $400,000 made by Comstock payable to the order of Cornerstone Bank;

(ii) Amended and Restated Subordinated Deficiency Note dated November 5, 2009 in the original principal amount of $205,488.23 made by Comstock payable to the order of Wachovia Bank, National Association; and

(iii) Subordinated Deficiency Note dated November 10, 2009 in the original principal amount of $25,000 made by Comstock payable to the order of Fifth Third Bank.

(d) No Guarantor shall be required to comply with this Section 5.8 while the Aggregate LTV is equal to or less than fifty percent (50%).

5.9 Contingent Liabilities. Without the prior written consent of Lender, neither Borrower nor any Guarantor shall guarantee, endorse, become contingently liable upon or assume the obligation of any person, or permit any such contingent liability to exist, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; provided, however, that no Guarantor shall be required to comply with this Section 5.9 while the Aggregate LTV is equal to or less than fifty percent (50%).

5.10 Sale of Assets. Without the prior written consent of Lender, neither Borrower nor Guarantor shall sell, lease, assign or otherwise dispose of any of its assets except for (a) sales in the ordinary course of business including sales of Units, (b) the disposition of assets that are no longer needed or useful in its business and (c) obsolete or non-performing assets which are replaced with assets of similar or better quality and utility. No sale, lease, assignment or other disposition of any of Borrower’s or Guarantor’s assets shall be for less than fair market value or not at arm’s length.

5.11 Liquidations, Terminations, Mergers and Acquisitions. Without the prior written consent of Lender, which Lender may grant or withhold in its sole discretion, neither Borrower nor any Guarantor shall dissolve, liquidate, terminate, merge or consolidate with (including by operation of law) any other person.

5.12 Loans and Advances; Investments. Without the prior written consent of Lender, Borrower shall not make any loan or advance to any of its affiliates, directors, members, managers, officers or employees, or any other person, except for the creation of accounts receivable in the ordinary course of business on terms that are no less favorable than would apply in an arm’s-length transaction nor shall any Guarantor make any (i) investments in any subsidiary or affiliate other than in the ordinary course of, and consistent with, its business as currently conducted or (ii) loans or advances to any of its directors, officers or employees.

5.13 Subsidiaries and Joint Ventures. Without the prior written consent of Lender, neither Borrower nor any Guarantor shall form any subsidiary, become a general or limited partner in any partnership or become a party to a joint venture; provided that Comstock shall be permitted to form any subsidiary, become a general or limited partner in any partnership or become a party to a joint venture with respect to any corporate opportunity (i) that is not subject to the ROFR Agreement pursuant to the terms and conditions of the ROFR Agreement or (ii) with respect to which it previously complied with Section 2 of the ROFR Agreement. If

Lender grants its consent to the formation or acquisition of a subsidiary, Borrower or such Guarantor, as applicable, shall cause such subsidiary to perform and observe all of the covenants contained in this Agreement.

5.14 Affiliates. Without the prior written consent of Lender, neither Borrower nor any Guarantor shall engage in business with any of its affiliates, stockholders, officers, or directors except in the ordinary course of business and on terms that are no less favorable to Borrower or such Guarantor, as applicable, than would apply in an arm’s-length transaction.

5.15 Organization; Control and Management. Until such time as the Loan is fully repaid, there shall be no Transfer (hereinafter defined) of any interest in Borrower, nor any change in the Control (hereinafter defined) or management of Borrower or any Guarantor, nor any Transfer of the Property except for sales of Units in accordance with the Loan Documents, without Lender’s prior written consent. “Transfer” means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest or other disposition, either directly or indirectly, by operation of law or otherwise. “Control” means the ownership, directly or indirectly, in the aggregate of fifty percent (50%) or more of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlled by” and “controlling” shall have the respective correlative meaning thereto.

5.16. Minimum Liquidity Covenants. Guarantors shall, collectively, maintain the minimum liquidity requirements set forth in Section 3.21 of the Guaranty.

5.17 Minimum Sales Requirement.

(a) Borrower shall enter into and close under sales contracts on at least six (6) Units (the “Minimum Sales”) for each six-month period (the “Measuring Period”) during the Term (the first such period shall commence on the date of the closing of the Loan). Each sales contract shall be subject to the prior approval of Lender, provided that Lender shall not unreasonably withhold its approval of any sales contract with a purchase price of at least Four Hundred Four Dollars ($404) per square foot. If more than six (6) Units are sold within any such Measuring Period, the excess sales shall carry forward to satisfy all or a portion of the foregoing sales requirement for any ensuing Measuring Period and continuing on a cumulative basis until the Maturity Date.

(b) Borrower may not close under any sales contract that would result in the Condominium becoming ineligible for Federal Housing Administration financing.

5.18 Intentionally omitted.

5.19 Performance of Other Contracts. Borrower and each Guarantor shall duly and punctually perform all of its material contracts and other obligations to all parties with which it has contracts and other obligations.

5.20 Participation Rights.

(a) Lender (or its affiliate) shall have a right of first refusal to participate as a joint venture partner with Comstock in each future material corporate opportunity (each, a

“Corporate Opportunity”) as more particularly set forth in a right of first refusal and first offer agreement by and between Comstock and Lender of even date herewith (the “ROFR Agreement”).

(b) Within 45 days following Lender’s written request, which request may be delivered from and after October 1, 2011 so long as Cascades owns the Cascades project, Comstock shall exercise its rights under the Cascades operating agreement to repurchase all of the Class B Units and shall admit Lender as a member of Cascades on substantially similar terms as current Class B members as set forth in the governing documents for Cascades; provided however, Comstock shall not have the absolute right to repurchase Lender’s equity interest in Cascades unless in connection with (i) a cash out refinancing of the Cascades project (with Fannie Mae, Freddie Mac or similar institutional financing) or (ii) the sale of the Cascades project.

(c) If New Hampshire Ave Ventures, L.C and/or W Street Ventures, L.C. (together, the “Ventures”) is seeking additional material financing, Lender shall have the right, but not the obligation, as part of a Corporate Opportunity, to provide such financing on terms and conditions to be agreed upon by the parties; provided that such terms shall include a minimum preferred return of twenty percent (20%) or such greater amount as may be mutually agreed to by the parties.

5.21 Observation Rights. Lender shall be entitled to designate representatives to receive copies of all materials distributed to, and attend any meeting of, Comstock’s Investment Committee (including any subcommittee thereof) as an observer upon not less than three (3) business days’ prior notice.

5.22 Non-Competes. Comstock shall maintain in full force and effect and enforce its rights under the (i) Confidentiality and Non-Competition Agreement dated December 17, 2004 by and between Comstock and Gregory V. Benson; (ii) Confidentiality and Non-Competition Agreement dated December 17, 2004 by and between Comstock and Christopher Clemente; and (iii) Confidentiality and Non-Competition Agreement dated August 17, 2010 by and between Comstock and Joseph Squeri.

5.23 Collateral Monitoring. At Lender’s sole discretion, a third-party professional selected by Lender and reasonably acceptable to Borrower may be retained once per calendar year, at Borrower’s sole cost and expense, to establish and monitor the conditions of the collateral assets throughout the Term.

5.24 Notice to Lender. Borrower and each Guarantor shall promptly advise Lender in writing of any condition, event, or act that comes to its attention that (i) would prejudice Lender’s rights under the Loan Documents; (ii) would, with notice or lapse of time or both, become an Event of Default; (iii) constitutes an Event of Default; or (iv) constitutes a material adverse change to its assets, business, properties, or business prospects.

5.25 Perform Obligations. Borrower and each Guarantor shall fully perform and discharge its obligations under the Loan Documents when and as they become due.

5.26 Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Agreement, Borrower hereby unconditionally and irrevocably waives, releases, and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity

(including any law subrogating the rights of Borrower to those of Lender), to assess any claim against or seek contribution, indemnification, or any other form of reimbursement from any other party liable for payment of any or all of the obligations for any payment made by Borrower under or in connection with the Loan Documents. This Section 5.26 shall survive the termination of this Agreement.

5.27 Further Assurances. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower or Guarantor, as applicable, Borrower and each Guarantor shall promptly and duly execute and deliver such further instruments and documents and take such further actions as Lender may reasonably request for purposes of obtaining, creating, perfecting, validating, or preserving Lender’s rights under the Loan Documents.

SECTION SIX

DEFAULT AND REMEDIES

6.1 Events of Default. Each of the following shall constitute an “Event of Default” under this Agreement:

(a) Failure to Pay. If: (i) Borrower shall fail to pay any payment required under the Note (“Payments”) when due thereunder or (ii) Borrower shall fail to pay any amount (other than the Payments) as and when due under any of the Loan Documents;

(b) Failure to Give Notices. If Borrower or any Guarantor fails to give Lender any notice required by Section 5.5 or Section 5.24 of this Agreement within ten (10) business days after it has actual knowledge of the event giving rise to the obligation to give such notice;

(c) Failure to Permit Inspections. If Borrower or any Guarantor refuses to permit Lender to inspect its books and records in accordance with the provision of Section 5.6, or failure to permit Lender to inspect the Property upon reasonable advance notice;

(d) Failure to Observe Covenants. If Borrower or any Guarantor fails to perform or observe any term, covenant, warranty or agreement contained in this Agreement or in the other Loan Documents, excluding however the covenant contained in the first sentence of Section 5.17(a), and such failure shall continue for a period of thirty (30) days after written notice of such failure has been given to Borrower or Guarantor, as applicable, by Lender; provided, however, if such default is not in the payment of any sum due to Lender hereunder, or was not the subject of an Event of Default for which notice was previously provided, and provided Borrower or Guarantor, as applicable, is diligently pursuing the cure of such default, then Borrower or Guarantor, as applicable, shall have an additional sixty (60) days within which to cure such default prior to Lender exercising any right or remedy available hereunder, at law or in equity;

(e) Defaults under Loan Documents. If an Event of Default shall occur under the Note or any other Loan Document and shall not be cured within any applicable grace period;

(f) Breach of Representation. Discovery that any representation or warranty made or deemed made by Borrower or any Guarantor in this Agreement or in any other Loan Document, or any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement or other Loan Document or in connection with any borrowing under this Agreement by Borrower or any Guarantor or any officer, agent, employee or director of Borrower or any Guarantor, was materially untrue when made or deemed made;

(g) Voluntary Bankruptcy. If Borrower or any Guarantor makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of Borrower or any Guarantor or any substantial part of the property of Borrower or any Guarantor, or commences any proceeding relating to Borrower or any Guarantor under any reorganization, arrangement, composition, readjustment, liquidation or dissolution law or statute of any jurisdiction, whether in effect now or after this Agreement is executed;

(h) Involuntary Bankruptcy. If, within sixty (60) days after the filing of a bankruptcy petition or the commencement of any proceeding against Borrower or any Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or, if within sixty (60) days, after the appointment, without the consent or acquiescence of Borrower or Guarantor, of any trustee, receiver or liquidator of any Borrower or all of any substantial part of the properties of Borrower or any Guarantor, the appointment shall not have been vacated;

(i) Cross-Default. If, as a result of default, any present or future obligations of Borrower or any Guarantor to Lender or any other creditor are declared to be due and payable prior to the expressed maturity of such obligations;

(j) Material Adverse Change. A material adverse change occurs in the financial or business condition of any Borrower or any Guarantor;

(k) Judgment. If a judgment, attachment, garnishment or other process is entered against Borrower and is not vacated or bonded within sixty (60) days after entry (or such shorter period of time as necessary in order to avoid attachment or foreclosure), or if a judgment, attachment, garnishment or other process is entered against any Guarantor that would materially affect such Guarantor’s ability to perform its obligations under the Loan Documents, and such judgment, attachment, garnishment or other process is not vacated or bonded within sixty (60) days after entry (or such shorter period of time as necessary in order to avoid attachment or foreclosure);

(l) Dissolution. The dissolution, liquidation or termination of existence of Borrower or any Guarantor; or

(m) Change in Management/Control. A change in the management of or controlling interest in Borrower or any Guarantor without the prior written consent of Lender.

6.2 Remedies. Upon the occurrence of an Event of Default (a) Lender, at its option, by written notice to Borrower, may declare all Indebtedness to Lender to be immediately due and payable, whether such Indebtedness was incurred prior to, contemporaneous with or subsequent to the date of this Agreement and whether represented in writing or otherwise, without presentment, demand, protest or further notice of any kind, and (b) Lender may exercise all rights and remedies available to it under the Loan Documents and applicable law. Borrower agrees to pay all costs and expenses incurred by Lender in enforcing any obligation under this Agreement or the other Loan Documents, including, without limitation, attorneys’ fees. No failure or delay by Lender in exercising any power or right will operate as a waiver of such power or right, nor will any single or partial exercise of any power or right preclude any other future exercise of such power or right, or the exercise of any other power or right.

SECTION SEVEN

INDEMNIFICATION

Borrower and Guarantors jointly and severally indemnify and hold harmless Lender, its affiliates, and each of their officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), arising out of or in connection with or by reason of the Loan contemplated hereby (including, without limitation arising out of or in connection with the litigation styled Lawyer’s Title Insurance Corporation v. Comstock Potomac Yard, L.C. filed in Arlington County Circuit Court on March 21, 2011 and the performance bonds posted for the Post Preserve project with Travelers Casualty and Surety Company), except to the extent arising from an Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this section applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower or any Guarantor, any of their directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto. No Indemnified Party will have any liability (whether direct or indirect, in contract, tort or otherwise) to Borrower or any Guarantor, any of their affiliates, security holders or creditors for or in connection with the transactions contemplated hereby, except for direct damages (as opposed to special, indirect, consequential or punitive damages including, without limitation, any loss of profits, business or anticipated savings) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

SECTION EIGHT

MISCELLANEOUS

8.1 Defined Terms. Each accounting term used in this Agreement, not otherwise defined, shall have the meaning given to it under GAAP applied on a consistent basis. The term “person” shall mean any individual partnership, corporation, trust, joint venture, unincorporated association, governmental subdivision or agency or any other entity of any nature. The term “subsidiary” means, with respect to any person, a corporation or other person of which shares of stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or person are at the time owned, or the management of which it otherwise controlled, directly or indirectly, through one or more intermediaries, by such person. The term “affiliate” means, with respect to any specified person, any other person that, directly or indirectly, controls or is controlled by, or is under common control with, such specified person. All meanings assigned to defined terms in this Agreement shall be applicable to the singular and plural forms of the terms defined.

8.2 Notices. All notices, requests, demands and other communication with respect hereto shall be in writing and shall be delivered by hand, prepaid by Federal Express (or a comparable overnight delivery service), sent by the United States first-class mail, certified, postage prepaid, return receipt requested, to the parties at their respective addresses set forth as follows:

If to Lender, to:

BCL Eclipse, LLC

c/o SunBridge Manager, LLC

5425 Wisconsin Avenue, Suite 701

Chevy Chase, Maryland 20815

Attention: Timothy B. Peterson

with a copy to:

Arent Fox LLP

1050 Connecticut Avenue NW

Washington, DC 20036

Attention: Jay L. Halpern, Esq.

If to Borrower, to:

Comstock Potomac Yard, L.C.

c/o Comstock Homebuilding Companies, Inc.

11465 Sunset Hills Road, 4th Floor

Reston, VA 20190

Attention: Christopher Clemente, CEO

with a copy to:

Comstock Homebuilding Companies, Inc.

11465 Sunset Hills Road, 4th Floor

Reston, VA 20190

Attention: Jubal Thompson, General Counsel

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) on the business day after the day on which it is delivered by hand, (c) on the business day after the day on which it is properly delivered by Federal Express (or a comparable overnight delivery service), or (d) on the third (3rd) business day after the day on which it is deposited in the United States mail, certified and return receipt requested. Any party may change such party’s address by notifying the other parties of the new address in any manner permitted by this Section.

8.3 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Lender and Borrower and their respective successors, assigns, personal representatives, executors and administrators, provided that Borrower may not assign or transfer its rights under this Agreement.

8.4 Entire Agreement. Except for the other Loan Documents expressly referred to in this Agreement, this Agreement represents the entire agreement between Lender and Borrower on the subject matter hereof, supersedes all prior commitments, and may be modified only by an agreement in writing.

8.5 Survival. All agreements, covenants, representations and warranties made in this Agreement and all other provisions of this Agreement will survive the delivery of this Agreement and the other Loan Documents and the making of the advances under this Agreement and will remain in full force and effect until the obligations of Borrower under this Agreement and the other Loan Documents are fully discharged.

8.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.

8.7 Headings. Section headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

8.8 Participations. Lender shall have the right to sell all or any part of its rights under the Loan Documents, and Borrower authorizes Lender to disclose to any prospective participant in the Loan any and all financial and other information in Lender’s possession concerning Borrower or the collateral.

8.9 Third Party Beneficiary. The parties do not intend the benefits of this Agreement or any other Loan Document to inure to any third party.

8.10 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY BASED ON, ARISING OUT OF OR UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

8.11 Waiver. The rights of Lender under this Agreement and the other Loan Documents shall be in addition to all other rights provided by law. No waiver of any provision of this Agreement, or any other Loan Document, shall be effective unless in writing, and no waiver shall extend beyond the particular purpose involved. No waiver in any one case shall require Lender to give any subsequent waivers.

8.12 Severability. If any provision of this Agreement or any other Loan Document is held to be void, invalid, illegal or unenforceable in any respect, such provision shall be fully severable and this Agreement or the applicable Loan Document shall be construed as if the void, invalid, illegal or unenforceable provision were not included in this Agreement or in such Loan Document.

8.13 No Setoffs. With respect to a monetary default claimed by Lender under the Loan Documents, no setoff, claim, counterclaim, reduction or diminution of any obligation or defense of any kind or nature that Borrower has or may have against Lender (other than the defenses of payment, Lender’s gross negligence or willful misconduct) shall be available against Lender in any action, suit or proceeding brought by Lender to enforce this Agreement or any other Loan Document. The foregoing shall not be construed as a waiver by Borrower of any such rights or claims against Lender, but any recovery upon any such rights or claims shall be had from Lender separately, it being the intent of this Agreement and the other Loan Documents that Borrower shall be obligated to pay, absolutely and unconditionally, all amounts due under this Agreement and the other Loan Documents.

8.14 Counterparts. This Agreement may be executed for the convenience of the parties in several counterparts, which are in all respects similar and each of which is to be deemed to complete in and of itself, and any one of which may be introduced in evidence or used for any other purpose without the production of the other counterparts thereof.

8.15 Consent to Jurisdiction. Borrower and each Guarantor irrevocably submit to jurisdiction of any state or federal court sitting in the Commonwealth of Virginia over any suit, action, or proceeding arising out of or relating to this Loan Agreement, the Note or any other Loan Documents. Borrower and each Guarantor irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such court shall be conclusive and binding and may be enforced in any court in which the undersigned is subject to jurisdiction by a suit upon such judgment provided that service of process is effected as provided herein or as otherwise permitted by applicable laws.

[signatures on following page]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed in their respective names by duly authorized representatives as of the day and year first above written. Guarantors join herein to consent and agree to the terms, conditions, provisions and covenants of those sections of this Agreement that address a covenant or obligation of Guarantors.

BORROWER:

COMSTOCK POTOMAC YARD, L.C., a Virginia limited liability company

By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, its Manager

	By:	/s/ Christopher Clemente
Christopher Clemente

Chief Executive Officer

LENDER:

BCL ECLIPSE, LLC, a Delaware limited liability company

By:	BridgeCom Loans, LLC, a Delaware limited liability company, its Manager

	By:	SunBridge Manager, LLC, a Delaware limited liability company, its Managing Member

		By:	/s/ Charles A. Ledsinger, Jr.
Charles A. Ledsinger, Jr.
President

[signatures continue on following page]

GUARANTORS:

COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation

	By:	/s/ Christopher Clemente
Christopher Clemente

Chief Executive Officer

COMSTOCK EMERALD FARM, L.C., a Virginia limited liability company

By:	Comstock Homebuilding Companies, Inc., a Delaware corporation, its Manager

	By:	/s/ Christopher Clemente
Christopher Clemente

Chief Executive Officer

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

Condominium Units Numbered 519, 823, 1012, 1017, 1112, 1118, 1119, in Phase 1, and Condominium Units Numbered 151, 155, 157, 252, 362, 363, 366, 462, 463, 466, 540, 562, 563, 642, 662, 663, 664, 742, 743, 747, 842, 848, 851, 942, 948, 949, 951, 1050, 1149, and 1151, in Phase 2, THE ECLIPSE ON CENTER PARK CONDOMINIUM, as created and shown on plat attached to Amendment to Condominium Instruments recorded in Deed Book 4033 at Page 290, as amended in Deed Book 4109 at Page 110, and any and all amendments thereto, among the Land Records of Arlington County, Virginia.

TOGETHER WITH an undivided percentage interest appurtenant to the Unit in all Common Elements of said Project including Limited Common Element Parking Spaces as listed below and Limited Common Element Storage Space as also listed below.

Parking Spaces

RP2-008	RP2-204	RP3-055
RP2-009	RP2-205	RP3-065
RP2-016	RP2-210
RP2-018	RP2-211
RP2-019	RP2-212
RP2-020	RP2-222
RP2-021	RP2-223
RP2-022	RP2-228
RP2-027	RP2-229
RP2-028	RP2-262
RP2-030	RP2-267
RP2-031	RP2-268
RP2-068	RP2-318
RP2-095	RP2-374
RP2-096	RP2-387
RP2-097	RP2-388
RP2-128	RP2-389
RP2-160	RP2-390
RP2-161	RP2-391
RP2-169	RP2-392
RP2-170	RP2-393
RP2-I73	RP2-394
RP2-174	RP2-410
RP2-178	RP2-411
RP2-182	RP2-413
RP2-183	RP2-416
RP2-188	RP2-417
RP2-194	RP2-418
RP2-195	RP2-514
RP2-199	RP2-515
RP2-200	RP2-516
RP2-201	RP3-033
RP2-202	RP3-034
RP2-203	RP3-045

Legal Description

Exhibit “A” Continued

Unit	Storage Rm/Bin No(s)	RPC#
519	E/081	34027204
823	D/54	34027285
1012	E/135	34027299
1017	D/62	34027304
1112	D/05	34027309
1118	D/06	37027315
1119	D/07	34027316
Phase 2
151	A/083	34027329
155	A/079	34027333
157	A/077	34027335
252	A/081	34027350
362	A/042	34027390
363	A/045	34027391
366	B/22	37027394
462	A/094	34027424
463	B/046	34027425
466	B/32	34027428
540	A/015	34027436
562	A/075	34027458
563	A/048	34027459
642	A/041	34027472
662	A/088	37027492
663	A/090	34027493
664	B/45	34027494
742	A/093	34027502
743	A/095	34027503
747	B/27	34027507
842	A/098	34027510
848	A/100	34027516
851	A/102	34027519
942	A/103	34027520
949	A/107	34027527
951	A/110	34027529
1050	E/064	34027537
1149	E/043	34027544
1150	E/063	34027545

EXHIBIT B

FORM OF SUBORDINATION AGREEMENT

See attached.

Exhibit B

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (as amended, restated, supplemented, extended or renewed from time to time, this “Agreement”) is made as of the                      day of                     , 2011 by                      (“                    ”) and COMSTOCK HOMEBUILDING COMPANIES, INC. (“Comstock”) for the benefit of BCL ECLIPSE, LLC (“Lender”).

Recitals:

A. On                     , Comstock, pursuant to a                      by and between Comstock and                     , made a promissory note payable to                      in the original principal amount of $             (the “Junior Note”), a copy of which is attached hereto as Exhibit A (the loan evidenced by such note, collectively with interest thereon and fees, charges, and other amounts due thereunder; all extensions, renewals, modifications, or refinancings of or with respect to such loan; and any and all future indebtedness of any type from Comstock to             , whether absolute or contingent, the “Junior Indebtedness”).

B. On July __, 2011, Lender made a loan to Comstock Potomac Yard, L.C, a wholly-owned subsidiary of Comstock, in the original principal amount of $13,789,160, and, on                     , 2011, BCL Penderbrook, LLC, an affiliate of Lender, [intends to make / made] a loan to Comstock Penderbrook, L.C., a wholly-owned subsidiary of Comstock, in the [maximum] original principal amount of $             (the “Senior Loans”).

C. As an inducement to Lender to make the Senior Loans, Comstock agreed, among other things, (i) to guarantee the Senior Loans, and (ii) cause the Junior Indebtedness to be fully subordinated to the Senior Loans, and any renewals, refinancings, modifications or extensions thereof, and any interest thereon, and all costs of collecting the same, including reasonable attorneys’ fees (collectively, the “Senior Indebtedness”). The documents and instruments from time to time evidencing or securing all or any part of the Senior Indebtedness are referred to in this Agreement as the “Senior Loan Documents.” Capitalized terms used but not defined herein have the meanings given to them in the Senior Loan Documents.

Agreement:

For and in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                     , Comstock, and Lender agree as follows:

1. Subordination. The Junior Indebtedness is and shall, at all times and in all respects, be (a) unsecured and (b) wholly subordinate and inferior in claim and right and time of payment to the Senior Indebtedness. All claims, rights and remedies of                      with respect to the Junior Indebtedness are hereby subordinated and made subsequent and inferior to the Senior Indebtedness and any liens, claims, rights and remedies arising out of, or in connection with the Senior Indebtedness.

2. Other Payments on Account of Junior Indebtedness. Until Final Satisfaction, (a) Comstock will not make, directly or indirectly, and                      will not accept any payments with respect to Junior Indebtedness, and                      will not enforce any collection or similar action or judgment with respect thereto; and (b) any and all payments or

Exhibit B-1

other distributions of all or any part of the assets of Comstock (or the proceeds thereof) to creditors of Comstock that are or become payable with respect to any of the Junior Indebtedness for any reason, whether voluntary, involuntary, by operation of law or otherwise (including by reason of any liquidation, dissolution, or other winding up of Comstock’s business; any sale, receivership, insolvency or bankruptcy proceedings by or against Comstock or assignment for the benefit of creditors; or any other circumstance whereby it becomes necessary or desirable to file or present claims against Comstock for the purpose of receiving payment thereof, or on account thereof), shall be paid over to Lender for application to the payment of the Senior Indebtedness, whether due or not due. In any such event, all claims of Lender and all claims of                      shall, at the option of Lender, forthwith become due and payable without demand or notice. As used in this Agreement, “Final Satisfaction” will be deemed to have occurred at such time as the Senior Indebtedness has been indefeasibly paid in full.

3. Payments in Trust. Should any payment or distribution or security or proceeds thereof be received by                      upon or with respect to the Junior Indebtedness prior to Final Satisfaction,                      will forthwith deliver the same to Lender in precisely the form as received except for the indorsement or assignment of                      where necessary, for application on the Senior Indebtedness, whether due or not due, and until so delivered the same shall be held in trust by                      as property of Lender.

4. Modifications to Senior Indebtedness. No renewal, modification or extension of time of payment of the Senior Indebtedness, and no release or surrender of any security for the Senior Indebtedness, or the obligations of any indorsers, sureties or guarantors thereof, or release from the terms of any other subordination agreement of any claims subordinated, and no delay or omission in exercising any right or power on account of or in connection with the Senior Indebtedness, or under this Agreement, shall, in any manner, impair or affect the rights and duties of Lender,                      and Comstock under this Agreement. Lender, in its absolute discretion, may (a) waive or release any right or option under this Agreement and (b) apply payments and the proceeds of collateral to the Senior Indebtedness in such order as Lender may elect without the consent of Comstock or                     , and without otherwise in any way affecting the obligations of Comstock and                      hereunder.                      waives notice of the creation, existence, renewal, or modification or extension of the time of payment of the Senior Indebtedness and waives any right to require Lender to marshal any assets in favor of                     .

5. Modifications to Junior Indebtedness. Prior to Final Satisfaction, neither Comstock nor                      shall amend, supplement, extend, restate or otherwise modify the documents evidencing the Junior Indebtedness (the “Junior Loan Documents”) in any manner that would materially and adversely affect the Senior Indebtedness or any collateral securing the Senior Indebtedness, including increasing the amount of the Junior Indebtedness, increasing the interest rate or any payment obligations under the Junior Indebtedness, accelerating the time or times on which payments are to be made to                     , providing any collateral or other security for the repayment of the Junior Indebtedness, or otherwise expanding the rights of                      under the Junior Loan Documents or with respect to the Junior Indebtedness, without the prior written approval of Lender, which approval may be withheld in Lender’s sole and absolute discretion. Provided such amendment, supplement, extension, restatement or other modification receives Lender’s prior written approval,                      shall give Lender copies of any such documents within five business days after such documents have been executed by                     .

Exhibit B-2

6. Books and Records; Requirement for Legend on All Notes.                      and Comstock agree to make and maintain in their books of account notations satisfactory to Lender of the rights and priorities of Lender hereunder.                      shall place a written legend on the face of the original of all notes or other evidences of indebtedness with respect to any of the Junior Indebtedness to the effect that the indebtedness evidenced thereby is subject to the provisions of this Agreement, and, at Lender’s request, shall deliver to Lender copies or originals of all notes or other evidences of indebtedness bearing such written statement. Lender may inspect the books of account and any records of                      relating to the Junior Indebtedness at any time during regular business hours.

7. Representations and Warranties.                      represents and warrants that the outstanding principal amount under the Junior Note as of the date of this Agreement is $             plus accrued interest of $             through                      and that the Junior Note has not been amended or modified in any respect.

8. Further Assurances. Comstock and                      agree, from time to time and upon request, to make, execute, acknowledge, and deliver to Lender such, endorsements, proofs of claim, pleadings, verifications, affidavits, consents, agreements, releases or other instruments or documents as may be requested by Lender in order to enable Lender (a) to enforce any and all claims upon, or with respect to, the Junior Indebtedness; (b) to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to the Junior Indebtedness; or (c) as is otherwise necessary or appropriate to effect the subordination of the Junior Indebtedness to the Senior Indebtedness and to otherwise carry out the intent and purpose of this Agreement.

9. Notices. All notices required under this Agreement shall be in writing and shall be given by mailing such notice by certified mail or by sending such notice by Federal Express or other nationally recognized courier, addressed to Lender at: 5425 Wisconsin Avenue, Suite 701, Chevy Chase, Maryland 20815, Attention: Timothy B. Peterson; to Comstock at: 11465 Sunset Hills Road, 4th Floor, Reston, Virginia 20190, Attention: Jubal Thompson, Esq.; and to                      at:                     ; or to such other address as any party may from time to time specify in writing to the other. Notices so mailed or sent shall be deemed given on the date shown on the return receipt or courier’s records as the date of delivery.

10. No Rights of Subrogation.                      agrees that no payment or distribution to Lender with respect to the Junior Indebtedness shall entitle                      to exercise any rights of subrogation, contribution, reimbursement or indemnity in respect thereof until after Final Satisfaction.

11. No Waiver by Lender. No failure or delay on the part of Lender in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, remedy or privilege preclude any other or further exercise of any other power, right, remedy or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances. No waiver shall be deemed to be made by Lender of any of its rights hereunder unless the same shall be in writing signed on behalf of Lender, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of Lender or the obligations of Comstock or                      to Lender in any other respect at any other time.

Exhibit B-3

12. Effectiveness of this Agreement; Continuing Subordination. This Agreement shall remain in full force and effect until Final Satisfaction of the Senior Indebtedness. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment on the Senior Indebtedness is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Comstock or any of its affiliates or otherwise, all as though such payment had not been made. [This is a continuing agreement of subordination and Lender or any affiliate of Lender may extend a loan up to a maximum principal amount of Seven Million Dollars ($7,000,000) to Comstock Penderbrook, L.C. without notice to or approval of                     , and such loan shall be deemed to constitute part of the Senior Indebtedness.]

13. Successors and Assigns; Assignments Prohibited. This Agreement is binding upon Comstock and                      and their respective successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Notice of acceptance of this Agreement is hereby waived. Notwithstanding the foregoing,                      shall not hereafter assign, directly or indirectly, including by way of a change of control of                     , any of                     ’s right, title, or interest in any of the Junior Indebtedness without the prior written consent of Lender, in the sole and absolute discretion of Lender.

14. Governing Law. This Agreement shall be construed according to the laws of the Commonwealth of Virginia, without giving effect to its principles of conflicts of law.

15. Breach of this Agreement; Equitable Remedies. If either Comstock or                      breaches any of the provisions of this Agreement and such breach is not cured within five days following written notice from Lender to Comstock and                     , Lender may, at its option and in addition to any and all other remedies available to Lender pursuant to this Agreement or otherwise at law or in equity, elect to treat such breach as an “Event of Default” under the Senior Loan Documents. Comstock and                      also acknowledge and agree that the breach by Comstock or                      of any of the provisions of this Agreement is likely to cause irreparable damage to Lender. Therefore, the relief to which Lender shall be entitled in the event of any such breach or threatened breach shall include a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other remedies or relief to which Lender may be entitled pursuant to this Agreement or otherwise at law or in equity.

16. Construction; Headings. This Agreement has been entered into by parties who are experienced in sophisticated and complex matters similar to the transactions contemplated by this Agreement and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party that prepared the instrument, the relative bargaining powers of the parties or the domicile of any party, but shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties to this Agreement. Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

17. Execution in Counterparts. This Agreement may be executed in two or more counterparts and by different parties in separate counterparts. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile or electronic mail transmission shall be as effective as personal delivery of an executed signature page of this Agreement.

Exhibit B-4

18. Power and Authority. Comstock and                      each represents and warrants to Lender that it has full power, authority and authorization to execute this Agreement.

19. Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement, or any part of such provision in any other jurisdiction.

20. Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the federal or state courts of the Commonwealth of Virginia, and Comstock and                     , by signing this Agreement, accept unconditionally the jurisdiction of such courts. Lender, Comstock and                      hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions. Comstock and                      agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing contained in this Section 20 shall affect the right of Lender to serve process in any other manner permitted by applicable law.

21. Jury Trial Waiver. LENDER, COMSTOCK, AND                     , TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

22. Entire Agreement. This Agreement embodies the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof. Comstock and                      each acknowledges and affirms that it did not rely on any statement, oral or written, not contained in this Agreement in making its decision to enter into this Agreement.

[signatures on following page]

Exhibit B-5

In witness whereof, this Agreement has been duly executed as of the date first written above.

COMSTOCK:

COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation

By:
Name: Christopher Clemente
Title: Chief Executive Officer

__________:
__________,
a__________

By:
Name:
Title:

LENDER:

BCL ECLIPSE, LLC, a Delaware limited liability company

By:	BridgeCom Loans, LLC, a Delaware limited liability company, its Manager

	By:	SunBridge Manager, LLC, a Delaware limited liability company, its Managing Member

By:
Charles A. Ledsinger, Jr.
President

Exhibit B-6

SCHEDULE 4.14(a)

EXISTING DEBT

	Lender	Balance as of 05/31/11	Recourse
*	Guggenheim	5,071,781	Secured
	Bank of America	3,751,621	Unsecured
**	Cardinal Bank	4,467,922	Secured
	Cornerstone (Haven Trust)	400,000	Unsecured
	Branch Banking & Trust	263,362	Secured
	Wachovia	205,488	Unsecured
	Seller - Emerald Farm	100,000	Secured
	Fifth Third	25,000	Unsecured

		$14,285,174

*	Due to affiliates - Stonehenge Funding	$5,006,447	Unsecured

	Total	$19,291,621

*	Subject to forbearance arrangements
**	Guaranty obligation of Comstock

Schedule 4.14(a)

SCHEDULE 4.14(b)

ACCRUED RENT AND EMPLOYEE COMPENSATION

There is no accrued rent.

Employee compensation is due to Christopher Clemente in the amount of $525,156 and to Gregory Benson in the amount of $316,741, which may be received in the form of cash or equity or a combination thereof.

Schedule 4.14(b)